PASQUESI
SHEPPARD LLC
ACCOUNTANTS AND CONSULTANTS

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-129206) of Wako Logistics Group, Inc. of our report dated February 23, 2007, for the audits of the financial statements of World Commerce Services, L.L.C. for the years ended December 31, 2006 and 2005, which appears in the Current Report on Form 8-K/A of Wako Logistics Group, Inc. dated October 14, 2007.

Pasquesi Sheppard LLC

PASQUESI SHEPPARD LLC

Lake Forest, Illinois
October 8, 2007

585 BANK LANE • LAKE FOREST, ILLINOIS 60045 • 847-234-5000 • FAX: 847-234-1110 • www.ps-cpa.com